Exhibit 10.1

AMENDMENT TO SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS

This Amendment to Settlement Agreement and Release of Claims (the “Amendment”) is entered into and made effective as of October 25, 2024 (the “Effective Date”) by and between Terran Orbital Corporation (together with its subsidiaries, “Terran Orbital” or the “Company”) and Austin Williams, Roland Coelho, Joseph Roos, Roark’s Drift, LLC, Jordi Puig-Suari, Sophis Investments LLC, Sophis GP LLC, and Tassos Recachinas (Sophis Investments LLC, Sophis GP LLC and Mr. Recachinas, “Sophis,” and together with Roark’s Drift and Messrs. Williams, Coelho, Roos and Puig-Suari, the “Sophis Group”). The parties to this Amendment may be referred to herein as a “Party,” or collectively, the “Parties.”

WHEREAS, the Parties entered into that certain Settlement Agreement and Release of Claims dated February 4, 2024 (the “Settlement Agreement”) whereby the Parties resolved certain matters and provided a mutual release of claims;

WHEREAS, since the execution of the Settlement Agreement, certain additional disputes have arisen between the Parties;

WHEREAS, the Parties desire to resolve these additional disputes by way of amendment to the Settlement Agreement as provided for herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Effect of Amendment. The Parties agree that this Amendment is valid, enforceable, and otherwise complies with Section 16 of the Settlement Agreement. Except as expressly provided herein, all provisions of the Settlement Agreement remain in full force and effect. Capitalized terms used by not defined herein shall have the meanings ascribed to them in the Settlement Agreement.
2.
Release of Claims. The Parties agree as follows:
a.
As of the Effective Date, in consideration for the consideration provided herein, each member of the Sophis Group, to the maximum extent permitted by law, hereby irrevocably and unconditionally releases and discharges the Company and its past or present predecessors, parents, subsidiaries, Affiliates (as defined in the Securities and Exchange Act of 1934, as amended), successors, assigns, officers, directors, stockholders, attorneys, and employees, and any related or affiliated corporations or entities, and their past or present predecessors, parents, subsidiaries, Affiliates, successors, assigns, officers, directors, stockholders, attorneys, employees, and any person or entity acting through or in concert with any of the preceding persons or entities (all of the preceding persons and entities, severally and in the aggregate, will be referred to as “Releasees”), jointly and severally, of and from any and all actions, claims, demands, debts, reckonings, contracts, agreements, covenants, damages, judgments, executions, liabilities, appeals, obligations, attorney’s fees, causes of action and suits of every kind and nature whatsoever, direct or derivative, from the beginning of time to the

Effective Date, foreseen or unforeseen, known or unknown, asserted or unasserted, or which may be hereafter claimed to arise out of any action, inaction, event or matter occurring prior to and including the Effective Date, including, but not limited to, all claims for punitive damages, or attorney’s fees and costs, and any and all other claims arising under any law, rule, regulation, order or decision arising out of or relating to the matters and allegations described in this Amendment or the Settlement Agreement, that any or all Sophis Group Parties have had, now have, or may have against any Releasees, including, without limitation, any claims for breaches of fiduciary duties of the officers and directors of the Company in connection with any actions whatsoever taken by them at any time prior to and including the Effective Date and will take no action or otherwise assist in any way in connection therewith (the “Sophis Group Release”).
b.
As of the Effective Date, in consideration for the consideration provided herein, the Company and its current directors and executive officers, to the maximum extent permitted by law, hereby irrevocably and unconditionally release and discharge each member of the Sophis Group and their Affiliates, subsidiaries, joint ventures and partnerships, successors, assigns, officers, directors, partners, members, managers, principals, predecessor or successor entities, agents, employees, stockholders, auditors, advisors, consultants, attorneys, insurers, heirs, executors, administrators, and any successors and assigns of any such person or entity (the “Sophis Released Group”), jointly or severally, of from any and all actions, claims, demands, debts, reckonings, contracts, agreements, covenants, damages, judgments, executions, liabilities, appeals, obligations, attorney’s fees, causes of action and suits of every kind and nature whatsoever, direct or derivative, from the beginning of time to the Effective Date, foreseen or unforeseen, known or unknown, asserted or unasserted, or which may be hereafter claimed to arise out of any action, inaction, event or matter occurring prior to and including the Effective Date, including, but not limited to, all claims for punitive damages, or attorney’s fees and costs, and any and all other claims arising under any law, rule, regulation, order or decision, that any or all of the Company and its current directors and executive officers have had, now have, or may have against any member of the Sophis Group and/or the Sophis Released Group, including, without limitation, those arising out of or in any way relating to any member of the Sophis Group’s involvement or engagement with the Company and its current directors and executive officers, the matters and allegations described in this Amendment or the Settlement Agreement, employment at the Company, ownership of securities of the Company, the Lawsuit and the IP Claims, at any time prior to and including the Effective Date and will take no action or otherwise assist in any way in connection therewith (the “Company Release” and together with the Sophis Group Release, the “Releases”).
c.
The Parties each acknowledge that as of the time of the Effective Date, the Parties may have claims against one another that a Party does not know or suspect to exist in his or its favor, including, without limitation, claims that, had they been known, might have affected the decision to enter into this Amendment, or to provide the releases set forth in this Section 2. In connection with such any such claims, the Parties agree that they intend to waive, relinquish, and release any and all provisions, rights, and benefits of any state or territory of the United States or other jurisdiction that purports to limit the application of a release to unknown claims, or to facts unknown at the time the release was entered into. In connection with this waiver, the Parties acknowledge that they, or any of them, may (including after the Effective Date) discover facts in addition to or different from those known or believed by them to be true with respect to the subject matter of the releases set forth in this Section 2, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all claims that they may have one against another, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, that now exist or previously existed, without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that the foregoing waiver is a key, bargained-for element to this Amendment and the Releases that are part of it.
d.
The Releases provided for in this Section 2 are intended to be broad, and this breadth is a bargained-for feature of this Amendment. Notwithstanding anything to the contrary herein, the Releases provided for in this Section 2 shall not apply to (i) any rights or duties under this Amendment or (ii) any claims or causes of action that any Party may have for the breach or enforcement of any provision of this Amendment.
e.
The Parties acknowledge that they are aware of and familiar with the provisions of Section 1542 of the California Civil Code, which provides as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Parties hereby waive and relinquish all rights and benefits that they have under Section 1542 of the California Civil Code, or the law of any other country, territory, state or jurisdiction, or common law principle, to the same or similar effect.

3.
Settlement Consideration. No later than twenty-one (21) days after the Effective Date of this Amendment, the Company shall remit to the Sophis Group Parties $1,000,000 USD for (i) the negotiation and execution of this Amendment; (ii) the enforcement of the Settlement Agreement; and (iii) the resolution of any other disputes between the Parties arising from February 4, 2024 to the Effective Date of this Amendment.
4.
Survival. The provisions of this Amendment shall survive the termination of the Settlement Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the Effective Date.

TERRAN ORBITAL CORPORATION

By: /s/ Marc Bell

Name: Marc Bell

Title: Chairman and Chief Executive Officer

SOPHIS INVESTMENTS LLC

By: /s/ Tassos Recachinas

Name: Tassos Recachinas

Title: Managing Member

SOPHIS GP LLC

By: /s/ Tassos Recachinas

Name: Tassos Recachinas

Title: Managing Member

AUSTIN WILLIAMS

By: /s/ Austin Williams

ROLAND COELHO

By: /s/ Roland Coelho

JORDI PUIG-SUARI

By: /s/ Jordi Puig-Suari

ROARK’S DRIFT, LLC

By: /s/ Joseph Roos

Name: Joseph Roos

Title: Managing Member

JOSEPH M. ROOS

By: /s/ Joseph M. Roos

TASSOS D. RECACHINAS

By: /s/ Tassos D. Recachinas